                                                                   Exhibit 10.25


                                                           Loan No. 050-8563-001

                                 PROMISSORY NOTE
                                 ---------------

$45,000,000.00                                                 December 19, 2001


         FOR VALUE RECEIVED, TERADYNE, INC., a Massachusetts corporation ("BORROWER"), promises to pay to the order of GENERAL ELECTRIC CAPITAL BUSINESS ASSET FUNDING CORPORATION ("GE CAPITAL") at GE CAPITAL's office at 10900 NE 4th Street, Suite 500, Bellevue, Washington 98004, Attention: Middle Market Risk/Operations, or at such other address as the holder hereof may from time to time designate in writing, the principal sum of FORTY-FIVE MILLION AND NO/100 DOLLARS ($45,000,000.00) together with interest from the date the proceeds of the loan (the "Loan") evidenced by this Promissory Note (this "Note") are initially disbursed until maturity on the principal balance from time to time remaining unpaid hereon at the rate of 7.5% per annum (computed on the basis of a 360-day year of twelve (12) consecutive thirty (30)-day months) in installments as follows: (i) interest only in advance at the rate of $9,375.00 per day shall be due and payable on the date the proceeds of the Loan are initially disbursed to or for the benefit of BORROWER (including, without limitation, disbursement into an escrow for the benefit of BORROWER) for the period beginning on the date of such disbursement and ending on December 31, 2001; (ii) fifty-nine (59) installments of principal and interest in the amount of $362,516.94 each shall be payable commencing on February 1, 2002, and continuing on the first day of each and every succeeding month until and including December 1, 2006, and (iii) on January 1, 2007 (the "Maturity Date"), all then unpaid principal and interest hereon shall be due and payable.

         If any payment shall not be paid when due (excluding the payment due on the Maturity Date or upon acceleration) and shall remain unpaid for ten (10) days, BORROWER shall pay an additional charge equal to five percent (5.00%) of the delinquent payment or the highest additional charge permitted by law, whichever is less.

         BORROWER recognizes that its default in making the payments as provided for in this Note, or in the Deed of Trust securing this Note or in any of the other documents executed or delivered in connection with the Loan, when due, or by otherwise causing an event of default to occur under this Note, under the Deed of Trust or under any document executed or delivered in connection with the Loan, will require GE CAPITAL to incur additional expense in servicing the Loan, in loss to GE CAPITAL of the use of the money due and in frustration to GE CAPITAL in meeting its other financial and loan commitments and that damages caused thereby would be extremely difficult and impractical to ascertain. BORROWER agrees that an amount equal to such additional charge is a reasonable estimate of the damage to GE CAPITAL in the event of late payment or any such default regardless of whether or not there has been an acceleration of the Loan. If for any reason any court of competent jurisdiction should determine that the additional charge provided for above is unenforceable, such additional charge shall be in an amount equal to the highest additional charge allowed by such court pursuant to law.

         Upon not less than thirty (30) days advance written notice to GE CAPITAL and upon payment of the Prepayment Premium, BORROWER shall have the right to prepay all, but not less than all, of the outstanding balance of this Note on any regularly scheduled principal and interest payment date. The Prepayment Premium shall be the sum of the Base Premium and the Variable Premium. The "Base Premium" shall be determined by multiplying the principal amount to be repaid by the applicable Base Premium Factor set forth below. The "Variable Premium" determined by (i) calculating the decrease (expressed in basis points) in the current weekly average yield of Five (5)-year Treasury Constant Maturities (as published in Federal Reserve Statistical Release H.15 [519]) (the "Index") from Friday, November 16, 2001, to the Friday immediately preceding the week in which the prepayment is made, (ii) dividing the decrease by 100, (iii) multiplying the result by the following described applicable premium factor (the "Premium Factor"), and (iv) multiplying the product by the principal balance to be prepaid. If the Index is unchanged or has increased from Friday, November 16, 2001, to the Friday immediately preceding the prepayment date, no Variable Premium shall be due. The Premium Factor shall be the amount shown on the following chart for the month in which prepayment occurs:

  Number of Months                          Base                Variable
  ----------------                          ----                --------
     Remaining            Years        Premium Factor        Premium Factor
     ---------            -----        --------------        --------------
      60 - 49              (5)              .05                   .044
      48 - 37              (4)              .04                   .037
      36 - 25              (3)              .03                   .030
      24 - 13              (2)              .02                   .022
      12 - 1               (1)              .01                   .014

         If the Federal Reserve Board ceases to publish the Index, then the decrease in the weekly average yield of five (5)-year U.S. Treasury Constant Maturities will be determined from another comparable source designated by GE CAPITAL.

         If GE CAPITAL at any time accelerates this Note after an Event of Default (defined below), then BORROWER shall be obligated to pay the Prepayment Premium in accordance with the foregoing schedule. The Prepayment Premium shall not be payable with respect to condemnation awards or insurance proceeds from fire or other casualty which GE CAPITAL applies to prepayment, nor with respect to BORROWER's prepayment of the Note in full during the last three (3) months of the term of this Note unless an Event of Default has occurred and remains uncured. BORROWER expressly acknowledges that (A) the Prepayment Premium is not a penalty but is intended solely to compensate GE CAPITAL for the loss of its bargain and the reimbursement of internal expenses and administrative fees and expenses incurred by GE CAPITAL, (B) such Prepayment Premium, as such Prepayment Premium may be imposed pursuant to the terms of this Note and of the Deed of Trust, is reasonable in amount, (C) the Prepayment Premium, as such Prepayment Premium may be imposed pursuant to the terms of this Note and of the Deed of Trust, shall be paid without prejudice to the right of GE CAPITAL to collect any other amounts provided to be paid under this Note or under the Deed of Trust or any other document executed or delivered in connection with the Loan, (D) any tender of payment prior to the payment date therefor as set forth in this Note for any reason whatsoever of all or any part of the indebtedness evidenced by this Note shall include such Prepayment Premium, (E) GE CAPITAL shall be entitled to bid all or a portion of such Prepayment Premium at any foreclosure sale under the Deed of Trust, (F) if BORROWER defaults under this Note, under the Deed of Trust or under any of the documents executed or delivered in connection with the Loan, GE CAPITAL shall be entitled to actual damages for the detriment caused thereby, but that it is extremely difficult and impractical to ascertain the extent of such damages and that such Prepayment Premium is a reasonable estimate of such damages, and (G) nothing contained in this Note, in the Deed of Trust, or in any of the other documents executed or delivered in connection with the Loan, shall be deemed to mean that BORROWER has any right to pay all or any part of the indebtedness evidenced by this Note prior to the payment date thereof as set forth in this Note except for the privilege expressly reserved to so prepay as set forth in this Note.

         BORROWER HEREBY ACKNOWLEDGES AND AGREES THAT GE CAPITAL WOULD NOT LEND TO BORROWER THE LOAN WITHOUT BORROWER'S AGREEMENT, AS SET FORTH ABOVE, TO PAY GE CAPITAL THE PREPAYMENT PREMIUM, INCLUDING WITHOUT LIMITATION UPON A DEFAULT ARISING FROM THE CONVEYANCE OF ANY RIGHT, TITLE OR INTEREST IN THE PROPERTY ENCUMBERED BY THE DEED OF TRUST, AND BORROWER HAS CAUSED THOSE PERSONS SIGNING THIS NOTE ON BORROWER'S BEHALF TO SEPARATELY SIGN THE AGREEMENT CONTAINED IN THE TWO PRECEDING PARAGRAPHS AND THIS PARAGRAPH, IN COMPLIANCE WITH SECTION 2954.10 OF THE CALIFORNIA CIVIL CODE, BY PLACING THEIR SIGNATURES BELOW:

                  BORROWER:

                  TERADYNE, INC.,
                  a Massachusetts corporation

                  By:    /s/ Stuart M. Osattin
                         -----------------------------------
                  Print: Stuart M. Osattin
                         -----------------------------------
                  Its:   V.P. and Treasurer
                         -----------------------------------

         The Loan is secured, in part, by five (5) certain Commercial Deeds of Trust, Security Agreements, Assignments of Leases and Rents and Fixture Filings (collectively, the "Deed of Trust") covering the real property and other assets (the "Property") described therein, and by certain other documents executed and delivered in connection with the Loan (the Deed of Trust and such other documents are collectively called the "Loan Documents").

         Each of the following shall constitute an Event of Default ("Event of Default") hereunder and under the Deed of Trust:

                  a. Failure of BORROWER to make any payment of principal, interest, or any Prepayment Premium due under this Note when due, and such failure shall continue for a period of ten (10) days after written notice is given to BORROWER by GE CAPITAL specifying such failure (provided that no notice shall be given of any failure by BORROWER to pay all amounts which become due hereunder on the Maturity Date); or

                  b. Failure of BORROWER within the time required by the Deed of Trust to make any payment for taxes, insurance or for reserves for such payments, or any other payment necessary to prevent the filing of any lien, and such failure shall continue for a period of ten (10) days after written notice is given to BORROWER by GE CAPITAL specifying such failure; or

                  c. Failure of BORROWER to observe or perform any obligations of BORROWER to GE CAPITAL on or with respect to any transactions, debts, undertakings or agreements other than the transaction evidenced by this Note; or

                  d. The Property or any part or interest in the Property is transferred in any manner whatsoever without the prior written consent of GE CAPITAL; or

                  e. If any lease agreement covering any portion of the Property is executed by Borrower without GE CAPITAL's prior written consent; or

                  f. Filing by BORROWER of a voluntary petition in bankruptcy or filing by BORROWER of any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, or similar relief for itself under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, or the seeking or consenting to by BORROWER of the appointment of any trustee, receiver, custodian, conservator or liquidator for BORROWER, any part of the Property, or any of the income or rents of the Property, or the making by BORROWER of any general assignment for the benefit of creditors, or the inability of or failure of BORROWER to pay its debts generally as they become due, or the insolvency on a balance sheet basis of BORROWER, or the imposition of a lien upon the Property which is not discharged in the manner permitted by the Deed of Trust, or the giving of notice by BORROWER to any governmental body of insolvency or suspension of operations; or

                  g. Filing of a petition against BORROWER seeking any reorganization, arrangement, composition, readjustment, liquidation, or similar relief under any present or future federal, state or other law or regulation relating to bankruptcy, insolvency or other relief for debts, or the appointment of any trustee, receiver, custodian, conservator or liquidator of BORROWER, of any part of the Property or of any of the income or rents of the Property, unless such petition shall be dismissed within ninety (90) days after such filing, but in any event prior to the entry of an order, judgment or decree approving such petition; or

                  h. The commencement of any proceeding for the dissolution or termination of BORROWER voluntarily, involuntarily, or by operation of law, if the same is not dismissed within ninety (90) days after the date on which it is commenced; or

                  i. Failure of BORROWER to observe or perform any other obligation under the Deed of Trust or any of the Loan Documents when such observance or performance is due, and such failure shall continue beyond the applicable cure period set forth in the Deed of Trust or the Loan Documents, or if the default cannot be cured within such applicable cure period, if BORROWER fails within such time to commence and pursue curative action with reasonable diligence or fails at any time after expiration of such applicable cure period to continue with reasonable diligence all necessary curative actions. No notice of default and no opportunity to cure shall be required if during the prior twelve (12) months GE CAPITAL has already sent a notice to BORROWER concerning default in performance of the same obligation.

         Upon the occurrence of any Event of Default, GE CAPITAL shall have the option to declare the entire amount of principal and interest due under this
Note immediately due and payable without additional notice or demand, and GE CAPITAL may exercise any of its rights under this Note, under the Deed of Trust and under the Loan Documents. If the entire unpaid principal balance of this Note is not paid on the Maturity Date, whether the Maturity Date occurs by acceleration as described in the immediately preceding sentence or otherwise, the outstanding principal balance of this Note shall thereafter bear interest at the rate of five percent (5.00%) per annum above the prime interest rate in effect from time to time as published by the Wall Street Journal (or any successor thereto), or fifteen percent (15.00%) per annum, whichever is higher, provided that such interest rate shall not exceed the maximum interest rate permitted by law.

         All payments of the principal and interest on this Note shall be made in coin or currency of the United States of America which at the time shall be the legal tender for the payment of public and private debts.

         If this Note is placed in the hands of an attorney for collection, BORROWER agrees to pay reasonable attorneys' fees and costs incurred by GE CAPITAL in connection therewith, and in the event suit or action is instituted to enforce or interpret this Note (including without limitation efforts to modify or vacate any automatic stay or injunction), the prevailing party shall be entitled to recover all expenses reasonably incurred at, before or after trial and on appeal, whether or not taxable as costs, or in any bankruptcy proceeding, or in connection with post-judgment collection efforts, including, without limitation, attorneys' fees, witness fees (expert and otherwise), deposition costs, copying charges and other expenses.

         This Note shall be governed and construed in accordance with the laws of the State of California applicable to contracts made and to be performed therein (excluding choice-of-law principles). BORROWER hereby irrevocably submits to the jurisdiction of any state or federal court sitting in California in any action or proceeding brought to enforce or otherwise arising out of or relating to this Note, and hereby waives any objection to venue in any such court and any claim that such forum is an inconvenient forum.

         This Note is given in a commercial transaction for business purposes.

         This Note may be declared due prior to the Maturity Date, all in the events, on the terms, and in the manner provided for in the Deed of Trust.

         BORROWER and all sureties, endorsers, guarantors and other parties now or hereafter liable for the payment of this Note, in whole or in part, hereby severally (i) waive demand, notice of demand, presentment for payment, notice of nonpayment, notice of default, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices, and further waive diligence in collecting this Note or in enforcing any of the security for this Note; (ii) agree to any substitution, subordination, exchange or release of any security for this Note or the release of any party primarily or secondarily liable for the payment of this Note; (iii) agree that GE CAPITAL shall not be required to first institute suit or exhaust its remedies hereon against BORROWER or others liable or to become liable for the payment of this Note or to enforce its rights against any security for the payment of this Note; and (iv) consent to any extension of time for the payment of this Note, or any installment hereof, made by agreement by GE CAPITAL with any person now or hereafter liable for the payment of this Note, even if BORROWER is not a party to such agreement.

         All agreements between BORROWER and GE CAPITAL, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand or acceleration of the Maturity Date of this Note or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to GE CAPITAL exceed the maximum amount permissible under the applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to GE CAPITAL in excess of the maximum amount permissible under applicable law, the interest payable to GE CAPITAL shall be reduced to the maximum amount permissible under applicable law; and if from any circumstance GE CAPITAL shall ever receive anything of value deemed interest by applicable law in excess of the maximum amount permissible under applicable law, an amount equal to the excessive interest shall be applied to the reduction of the principal of this Note and not to the payment of interest, or if such excessive amount of interest exceeds the unpaid balance of principal of this Note, such excess shall be refunded to BORROWER. All interest paid or agreed to be paid to GE CAPITAL shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period (including any renewal or extension) until payment in full of the principal so that the interest accruing under this Note for such full period shall not exceed the maximum amount permissible under applicable law. GE CAPITAL expressly disavows any intent to contract for, charge or receive interest in an amount which exceeds the maximum amount permissible under applicable law. This paragraph shall control all agreements between BORROWER and GE CAPITAL.

                            [SIGNATURE PAGE FOLLOWS]

             IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS NOTE
              SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN
            WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES
           NOT CONTAINED IN THIS NOTE MAY BE LEGALLY ENFORCED. YOU MAY
              CHANGE THE TERMS OF THIS NOTE ONLY BY ANOTHER WRITTEN
                                   AGREEMENT.

                                       BORROWER:

                                       TERADYNE, INC.,
                                       a Massachusetts corporation


                                       By:    /s/ Stuart M. Osattin
                                           -------------------------------------
                                       Print: Stuart M. Osattin
                                              ----------------------------------
                                       Its:   V.P. and Treasurer
                                            ------------------------------------